EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of Trump Entertainment Resorts, Inc., a Delaware corporation, which is about to file with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934 its Annual Report on Form 10-K for its fiscal year ended December 31, 2005, hereby constitutes and appoints Dale R. Black as his true and lawful attorney-in-fact and agent to sign such Annual Report and to file such Annual Report and the exhibits thereto and any and all documents and amendments in connection therewith with the Securities and Exchange Commission and any national exchange or self regulatory agency and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Dated: March 14, 2006

/s/ Donald J. Trump Donald J. Trump Chairman of the Board

/s/ Wallace B. Askins Wallace B. Askins Director

/s/ Edward H. D’Alelio Edward H. D’Alelio Director

/s/ James J. Florio James J. Florio Director

/s/ Cezar M. Froelich Cezar M. Froelich Director

/s/ Morton E. Handel Morton E. Handel Director

/s/ Michael A. Kramer Michael A. Kramer Director

/s/ Don M. Thomas Don M. Thomas Director

/s/ Michael A. Kramer
Michael A. Kramer Director

/s/ Don M. Thomas
Don M. Thomas Director